UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021 (September 29, 2021)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

(614) 464-5000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common shares, without par value	STFC	The NASDAQ Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

A special meeting of shareholders (the “Special Meeting”) of State Auto Financial Corporation (“STFC”) was held on September 29, 2021 to vote on the proposals identified in the definitive proxy statement filed by STFC with the U.S. Securities and Exchange Commission on August 27, 2021 in connection with the transactions contemplated by the Agreement and Plan of Merger and Combination, dated as of July 12, 2021, by and among STFC, State Automobile Mutual Insurance Company (“SAM”), Liberty Mutual Holding Company Inc. (“LMHC”), Pymatuning, Inc., a wholly-owned indirect subsidiary of LMHC (“Merger Sub I”), and Andover, Inc., a wholly-owned direct subsidiary of LMHC (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub I with and into STFC (the “Merger”), with STFC surviving the Merger as the surviving corporation.

At the Special Meeting, the following proposals were considered:

1.	A proposal to adopt the Merger Agreement (the “Merger Proposal”);
2.
A proposal to approve, on a non-binding advisory basis, compensation that may be received by STFC’s named executive officers, which is based on or otherwise relates to the Merger (the “Advisory Compensation Proposal”); and

3.
A proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the Special Meeting or any adjournment thereof to approve the Merger Proposal (the “Adjournment Proposal”).

At the Special Meeting, the Merger Proposal and the Advisory Compensation Proposal were approved by the requisite vote of the Company’s shareholders. Sufficient votes were received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Proposal. The final voting results for each proposal are described below.

1. Merger Proposal

Votes For	Votes Against	Abstentions
39,316,080	206,052	3,449

2. Advisory Compensation Proposal

Votes For	Votes Against	Abstentions
37,652,057	1,181,509	692,015

3. Adjournment Proposal

Votes For	Votes Against	Abstentions
37,863,184	1,013,975	648,422

ITEM 7.01.	REGULATION FD DISCLOSURE

On September 30, 2021, STFC issued a press release announcing that the Merger Agreement had been adopted by STFC’s shareholders at the Special Meeting, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by STFC under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Notice Regarding Forward Looking Statements

Except for historical information, all other information in this communication consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and related oral statements STFC may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) conditions to the closing of the transactions may not be satisfied; (2) regulatory approvals required for the transactions may not be obtained, or required regulatory approvals may delay the transactions or result in the imposition of conditions that could have a material adverse effect on LMHC, SAM or STFC or cause the parties to abandon the transactions; (3) uncertainty as to the timing of completion of the transactions; (4) the business of LMHC, SAM or STFC may suffer as a result of uncertainty surrounding the transactions; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (6) risks related to disruption of management’s attention from the ongoing business operations of LMHC, SAM or STFC due to the transactions; (7) the effect of the announcement of the transactions on the relationships of LMHC, SAM or STFC with its clients, operating results and business generally; (8) the outcome of any legal proceedings to the extent initiated against LMHC, SAM or STFC following the announcement of the proposed transaction; and (9) LMHC, SAM or STFC may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in STFC’s most recent Annual Report on Form 10-K, STFC’s most recent Quarterly Report on Form 10-Q, the definitive proxy statement filed by STFC on August 27, 2021, and other documents of STFC on file with the Securities Exchange Commission.  STFC undertakes no obligation to update or revise any forward-looking statements.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by State Auto Financial Corporation, dated September 30, 2021

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

September 30, 2021	/s/ Melissa A. Centers
Senior Vice President, Secretary and General Counsel